Exhibit 99.1 News February 28, 2020 Analyst Contact: Andrew Ziola 918-588-7683 Media Contact: Brad Borror 918-588-7582 ONEOK to Participate in the Credit Suisse Energy Summit TULSA, Okla. – Feb. 28, 2020 – ONEOK, Inc. (NYSE: OKE) will participate in the Credit Suisse Energy Summit March 2-3, 2020, in Vail, Colorado. Materials used at the conference will be accessible on ONEOK’s website, www.oneok.com, beginning at 7 a.m. Mountain Standard Time (8 a.m. Central Standard Time) on March 2, 2020. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ###